UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2024 (April 2, 2024)
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WAITR HOLDINGS INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200 Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (337) 534-6881
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
None
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.
On April 2, 2024, Waitr Holdings Inc. (the “Company”) and subsidiaries Waitr Intermediate Holdings, LLC (“WIH”), Dude Delivery, LLC (“Dude Delivery”), Cape Payments LLC (“Cape Payments”), BiteSquad.com, LLC (“BiteSquad”), ASAP Inc. (“ASAP”), Have Fun, LLC (“Have Fun”), DDIT, LLC (“DDIT”), CDMX Holdings, LLC (“CDMX”), Delivery Logistics, LLC (“Delivery Logistics”), Catering on Demand LLC (“Catering”) and KASA Delivery, LLC (“KASA” and together with Catering, Delivery Logistics, CDMX, DDIT, Have Fun, ASAP, BiteSquad, Cape Payments, Dude Delivery and WIH, the “Subsidiaries,” and each a “Subsidiary”), each filed a voluntary petition for relief under the provisions of Chapter 7 (“Chapter 7”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), (collectively, the “Bankruptcy Filings”). The Company and the Subsidiaries ceased substantially all of its operations on April 2, 2024 (although certain services ceased operating as disclosed in a Form 8-K filed with the Securities and Exchange Commission on February 13, 2024 and April 1, 2024, respectively).
A Chapter 7 trustee will be appointed by the Office of the United States Trustee for the District of Delaware, and the trustee will assume control over the assets and liabilities of the Company and the Subsidiaries, effectively eliminating the authority and powers of the Board of Directors of the Company and each Subsidiary (or their respective governing equivalents) and their respective executive officers to act on their behalf. The assets of the Company and the Subsidiaries will be liquidated and claims paid in accordance with the Bankruptcy Code.
It is unlikely that holders of the Company’s common stock will receive any payment or other distribution on account of those shares following the bankruptcy proceedings.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The commencement of the Chapter 7 cases described in Item 1.03 of this Current Report on Form 8-K constitutes an event of default under certain of the Company’s debt instruments (including (i) the credit agreement dated November 15, 2018, as amended, by and among the Company, various lenders and Luxor Capital Group, LP as administrative agent and (ii) the credit and guaranty agreement dated November 15, 2018, as amended, by and among various Subsidiaries, various lenders and Luxor Capital Group, LP as administrative agent), which results in acceleration of the Company’s and the Subsidiaries’ obligations under such debt instruments.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Concurrent with or prior to the Bankruptcy Filings, Carl A. Grimstad, the chief executive officer, Armen Yeghyazarians, the chief financial officer and chief accounting officer, Thomas C. Pritchard, general counsel, David Cronin, chief engagement officer, and Timothy Newton, chief technology officer were terminated as executive officers of the Company. As of April 2, 2024, neither the Company nor any of the Subsidiaries have officers or employees.
Concurrent with the Bankruptcy Filings, directors Carl A. Grimstad, Jonathan Green, Buford H. Ortale, and J. Daniel Schmidt tendered their resignations as members of the Company’s Board of Directors. The resignation of Messrs. Grimstad, Green, Ortale and Schmidt are not the result of any disagreements with the Company regarding the Company’s operations, policies, or practices. Each of the directors resigned due to the Company’s Bankruptcy Filing, which effectively eliminates the powers of the Company’s Board of Directors. Following the director resignations, the Company has no members serving on its Board of Directors.
Item 8.01 Other Events.
The audit of the Company’s financial statements for its fiscal year end dated December 31, 2023 was not completed and the Company will no longer have the capability to prepare and file with the Securities and Exchange Commission the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 or any other periodic reports.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

Date: April 2, 2024	By:	/s/ Thomas C. Pritchard
Name: Thomas C. Pritchard
Title: General Counsel
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